UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2024, Radian Group Inc. (the “Company”) entered into a Guaranty Agreement (the “Parent Guaranty”) in favor of Flagstar Bank, N.A. (“Flagstar”) to guaranty the obligations of the Company’s subsidiary Radian Mortgage Capital LLC ( “RMC”) in connection with a $150 million mortgage loan repurchase facility that RMC has entered into with Flagstar pursuant to a Master Repurchase Agreement, as more fully described below (the “Mortgage Financing Facility”). The Company expects that this financing facility will be used to finance RMC’s acquisition of residential mortgage loans that are purchased from correspondent lenders and held by RMC for direct sale to mortgage investors or distribution in the capital markets through securitization.

RMC’s obligations under the Master Repurchase Agreement

On January 29, 2024, RMC entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”) among Flagstar, the Company and RMC, pursuant to which RMC may from time to time sell to Flagstar, and later repurchase, certain residential mortgage loan assets. The Master Repurchase Agreement will expire on January 27, 2025, unless the agreement is extended or terminated earlier.

The Mortgage Financing Facility is uncommitted, and Flagstar is under no obligation to fund the purchase of any residential mortgage loan assets under this facility. In the event Flagstar advances funds under the Mortgage Financing Facility, the amount of such advances generally will be calculated as a percentage of the unpaid principal balance or market value of the residential mortgage loan assets, depending on the credit characteristics of the loans being purchased. The interest rate on any outstanding balance under the Master Repurchase Agreement that RMC would be required to pay to Flagstar is customary for this type of transaction, where the interest rate is equal to the sum of (1) a pricing spread and (2) SOFR for each business day the whole loan asset is held by Flagstar until the day that the whole loan asset is repurchased by RMC.

The Master Repurchase Agreement contains provisions that provide Flagstar with certain rights in the event of a decline in the market value of the purchased residential mortgage loan assets. Under these provisions, Flagstar may require RMC to transfer cash or additional eligible residential mortgage loan assets with an aggregate market value that is equal to the difference between the value of the residential mortgage loan assets then subject to the Master Repurchase Agreement and a minimum threshold amount.

In addition, the Master Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, insolvency and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include (in some cases after grace and cure periods) the acceleration of the amounts outstanding under the Master Repurchase Agreement and Flagstar’s right to liquidate residential mortgage loan assets then subject to the Master Repurchase Agreement.

In connection with this facility, RMC is also required to pay certain customary fees to Flagstar to reimburse Flagstar for certain costs and expenses incurred in connection with Flagstar’s management and ongoing administration of the Master Repurchase Agreement and its review of the residential mortgage loan assets subject to the Master Repurchase Agreement.

The Company’s obligations under the Parent Guaranty

The obligations of RMC under the Master Repurchase Agreement are fully guaranteed by the Company pursuant to the Parent Guaranty executed contemporaneously with the Master Repurchase Agreement. Pursuant to the Parent Guaranty, the Company is subject to negative and affirmative covenants customary for this type of financing transaction, including, among others, limitations on the incurrence of debt and restrictions on certain transactions with affiliates, payments and investments. The Parent Guaranty also contains various financial covenants that the Company must remain in compliance with, including covenants related to (a) the total adjusted capital of the Company’s primary mortgage insurance subsidiary, Radian Guaranty Inc., (b) the Company’s minimum consolidated net worth and (c) the Company’s maximum Debt-to-Total Capitalization Ratio that are generally consistent with the comparable covenants in the Company’s previously disclosed revolving credit facility, dated as of December 7, 2021, with Royal Bank of Canada, as Administrative Agent and certain other lenders.

The foregoing summary is not a complete description of the Master Repurchase Agreement or the Parent Guaranty. The descriptions of these agreements are qualified in their entirety by reference to the full text of the agreements which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The Master Repurchase Agreement is attached hereto as Exhibit 10.1, and the Parent Guaranty is attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Master Repurchase Agreement, dated January 29, 2024, among Flagstar Bank, a national association (“Buyer”), Radian Group Inc., a Delaware corporation (“Guarantor”) and Radian Mortgage Capital LLC, a Delaware limited liability company

Exhibit 10.2	Guaranty Agreement dated as of January 29, 2024, made by Guarantor, in favor of Buyer

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: February 2, 2024

	By:	/s/ Sumita Pandit
Sumita Pandit
Chief Financial Officer